                                                           Exhibit 10




September 30, 2004


Ms. Angela D. Toppi
Trans-Lux Corporation, et. al.
110 Richards Avenue
Norwalk, Connecticut 06854

RE:  Extension of Maturity for Credit Facilities


Dear Ms. Toppi:

Reference is hereby made to that certain Commercial Loan and Security Agreement by and between Trans-Lux Corporation (the "Borrower"), People's Bank and the Bank of New York as Lenders (the "Lenders") and People's Bank as agent for the Lenders (the "Agent"), dated February 12, 2003, as previously amended (as so amended, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The Borrower has requested and the Lenders have agreed to a short-term extension of the Maturity Date on the terms and conditions set forth in this letter agreement.

Accordingly, in consideration of the mutual covenants and promises set forth in this letter agreement and other good and valuable consideration and subject to execution and delivery hereof as described below, Borrower, Lenders, Agent and Guarantors (as defined below) agree as follows:

          1. Borrower acknowledges that as of the close of business on September 30, 2004: (i) the amount due in respect of the Revolving Loans is $0 of principal, plus accrued and unpaid interest thereon, (ii) the amount due in respect of Term Loan A is $1,399,999.98 of principal, plus accrued and unpaid interest thereon, (iii) the amount due in respect of Term Loan B is $7,857,142.84 of principal, plus accrued and unpaid interest thereon, and (iv) the aggregate undrawn face amount of all Letters of Credit issued for the account of the Borrower is $0. All amounts set forth in the preceding sentence and all costs and expenses thereon are due under the Loan Agreement without defense, off-set or counterclaim. Borrower acknowledges that it is legally, validly and enforceably liable to Lenders for all costs and expenses of collection and reasonable attorneys' fees related to or in any way arising out of the Loan Agreement, as amended by this letter agreement, or out of the other Loan Documents, and that Borrower has no claims, demands or rights of set-off against Lenders or Agent in connection with the Loans or the Letters of Credit. Borrower further acknowledges that all indebtedness, liabilities and obligations of Borrower to Lenders, whenever and however arising including, without limitation, the Loans, are secured by a first lien on and security interest in the Collateral. Borrower further acknowledges that in accordance with the terms of the Loan Agreement, Borrower may borrow, repay and reborrow Revolving Loans and, accordingly the principal balance of the Revolving Loans may increase or decrease from time to time.

          2. Borrower acknowledges that the current Maturity Date is September 30, 2005. Borrower, Lenders and Agent agree that the Maturity Date shall be and hereby is extended from September 30, 2005 to October 1, 2005, at which time the outstanding principal balance of the Loans, accrued interest thereon and all other amounts due under the Loan Agreement, the Notes and the other Loan Documents shall become due and payable in full.

         3. Except as extended and amended hereby, all of the terms, covenants, conditions and provisions of the Notes, the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect, including, without limitation the right of Lenders to demand or accelerate repayment of the Notes in accordance with the Loan Documents.

          4. Payment and performance of the Obligations is guarantied by Trans-Lux Display Corporation, Trans-Lux Midwest Corporation, Trans-Lux West Corporation, Trans-Lux Durango Corporation, Trans-Lux Service Corporation, Trans-Lux Four Corners Corporation, Trans-Lux Los Lunas Corporation, Trans-Lux Montezuma Corporation, Trans-Lux Real Estate Corporation, Trans-Lux Summit Corporation, Trans-Lux Taos Corporation, Trans-Lux Valley Corporation, Trans-Lux Wyoming Corporation, Trans-Lux Castle Rock Corporation, Trans-Lux Cocteau Corporation, Trans-Lux Colorado Corporation, Trans-Lux Desert Sky Corporation, Trans-Lux Dreamcatcher Corporation, Trans-Lux High Five Corporation, Trans-Lux Laramie Corporation, Trans-Lux Loma Corporation, Trans-Lux Skyline Corporation, Trans-Lux Starlight Corporation, Trans-Lux Storyteller Corporation, Trans-Lux New Mexico Corporation, Trans-Lux Holding Corporation, Trans-Lux Cinema Consulting Corporation, Trans-Lux Loveland Corporation, Trans-Lux Movie Operations Corporation, Trans-Lux Multimedia Corporation (collectively, the "Guarantors") pursuant to that certain Guaranty Agreement dated February 12, 2003 (the "Guaranty"). Each of the Guarantors hereby ratifies, acknowledges and reaffirms its guaranty of the Obligations pursuant to and in accordance with the Guaranty. Each of the Guarantors hereby agrees that no setoff, counterclaim or defense exists with respect to its liability under the Guaranty and that no other claims against Lenders or Agent exist, and waives its right to raise any such setoff, counterclaim, defense or claim against the Lenders or Agent arising out of occurrences on or prior to the date of such Guarantor's execution hereof. Each of the Guarantors hereby consents to the extension described herein.

          5. The letter agreement shall be binding upon and inure to the benefit of Lenders, Agent, Borrower and Guarantors and their respective successors and permitted assigns pursuant to the Loan Agreement.

          6. This letter agreement may be executed in any number of separate counterparts by any one or more of the parties hereto, and all of such counterparts, taken together, shall constitute one and the same agreement.

Please indicate your agreement with the terms and conditions of this letter agreement by executing it as provided below and returning it to the Agent. This letter agreement shall not become effective unless and until counterparts hereof are executed by Borrower, Guarantors and Lenders and delivered to the Agent, with facsimiles to be received on or before the close of business on September 30, 2004, TIME BEING OF THE ESSENCE. Borrower and Guarantors agree to deliver the original executed counterparts hereof on or before the close of business on September 30, 2004, TIME BEING OF THE ESSENCE.

                                       Sincerely,


                                       People's Bank
                                       (as agent for the Lenders)

                                       /s/ Lynne Hurley Norris
                                       ______________________________
                                       Lynne Hurley Norris
                                       Vice President


                                       People's Bank
                                       (as a Lender)

                                       /s/ Lynne Hurley Norris
                                       ______________________________
                                       Lynne Hurley Norris
                                       Vice President


                                       The Bank of New York
                                       (as a Lender)

                                       /s/ Christopher Miller
                                       ______________________________
                                       Christopher Miller
                                       Assistant Vice President


Borrower and Guarantors hereby agree to the terms and conditions of this letter agreement and agree to be bound hereby.


Trans-Lux Corporation

/s/ Angela D. Toppi
__________________________                   9/30/04
Angela D. Toppi                        Date:_______________________

      EVP
Its: _____________________

Trans-Lux Display Corporation
Trans-Lux Midwest Corporation
Trans-Lux West Corporation
Trans-Lux Durango Corporation
Trans-Lux Service Corporation
Trans-Lux Four Corners Corporation
Trans-Lux Los Lunas Corporation
Trans-Lux Montezuma Corporation
Trans-Lux Real Estate Corporation
Trans-Lux Summit Corporation
Trans-Lux Taos Corporation
Trans-Lux Valley Corporation
Trans-Lux Wyoming Corporation
Trans-Lux Castle Rock Corporation
Trans-Lux Cocteau Corporation
Trans-Lux Colorado Corporation
Trans-Lux Desert Sky Corporation
Trans-Lux Dreamcatcher Corporation
Trans-Lux High Five Corporation
Trans-Lux Laramie Corporation
Trans-Lux Loma Corporation
Trans-Lux Skyline Corporation
Trans-Lux Starlight Corporation
Trans-Lux Storyteller Corporation
Trans-Lux New Mexico Corporation
Trans-Lux Holding Corporation
Trans-Lux Cinema Consulting Corporation
Trans-Lux Loveland Corporation
Trans-Lux Movie Operations Corporation
Trans-Lux Multimedia Corporation





                                               9/30/04
/s/ Angela D. Toppi                     Date: ____________
__________________________
Angela D. Toppi
Executive Vice President